Exhibit 99




INDEPENDENT ACCOUNTANT'S REPORT


Board of Directors
Killbuck Bancshares, Inc.

We have reviewed the accompanying consolidated balance sheet of Killbuck Bancshares, Inc. and subsidiary as of March 31, 2000 and the related consolidated statements of income and cash flows for the three-month periods ended March 31, 2000 and 1999 and the consolidated statement of changes in shareholders' equity for the three month period ended March 31, 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended (not presented herein); and in our report dated January 28, 2000 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1999, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/S.R. SNODGRASS, A.C.


Steubenville, Ohio
April 26, 2000


S.R. Snodgrass, A.C.
626 North Fourth Street
Steubenville, Ohio 43592-1982
Phone: 740-282-2771
Facsimile: 740-282-1606